Exhibit 10.1

PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD 250/290 CARPENTER LP,
a Texas limited partnership

AS SELLER

AND

FOREST CITY COMMERCIAL DEVELOPMENT, INC.
an Ohio corporation

AS PURCHASER

covering and describing

250/290 E. JOHN CARPENTER FREEWAY OFFICE BUILDING

in

Dallas County, Texas

Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of April ___, 2011 (the “Effective Date”), between BEHRINGER HARVARD 250/290 CARPENTER FREEWAY LP, a Texas limited partnership (“Seller”), and FOREST CITY COMMERCIAL DEVELOPMENT, INC., an Ohio corporation (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1          Agreement of Purchase and Sale. In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)           All of the land situated in the City of Irving, the County of Dallas and the State of Texas, described on Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way (the “Real Estate”).

(b)           All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Seller and located on the Real Estate (“Improvements”).

(c)           All personal property owned by Seller located on or in the Real Estate or Improvements and used in connection with the operation and maintenance of the Real Estate or Improvements (“Personal Property”), as listed on Schedule 1.1(c) attached hereto and incorporated by reference herein.

(d)           Seller’s interest in the leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof (all such leases and agreements being sometimes collectively referred to herein as “Leases”), as listed on Schedule 1.1(d) attached hereto and incorporated by reference herein (including any new Leases or amendments to Leases approved by Purchaser pursuant to Section 5.4(d) of this Agreement).

(e)           All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Seller in and to the following: (i) all trademarks and trade names used in connection with any part of the Real Estate and Improvements (specifically excluding, however, the name “Behringer Harvard,” any derivative thereof or any name which includes the words “Behringer Harvard” or any derivative thereof), (ii) all plans and specifications in the possession of Seller which were prepared in connection with the construction of any of the Improvements, including, without limitation, to the extent in Seller’s possession, all contractor estimates, drawings, plans and specifications relating to the proposed parking garage and common area renovations, (iii) all licenses, permits and warranties now in effect and in the possession of Seller with respect to the Real Estate, Improvements and Personal Property, including, without limitation, to the extent in Seller’s possession, all permits and approvals relating to the proposed parking garage and common area renovations, and (iv) the written contracts capable of being assigned (the “Contracts”) relating to the Property (as hereinafter defined), including without limitation all equipment leases and all rights of Seller thereunder relating to equipment or property located upon the Property, all as listed on Schedule 1.1(e) attached hereto and incorporated by reference herein (including any new Contracts or amendments to Contracts and excluding any Contracts that are terminated pursuant to Section 3.6 of this Agreement) (collectively, (i)-(iv), the “Intangible Property”).

Exhibit 10.1

1.2          Property Defined. The Real Estate, Improvements, Personal Property, Leases and Intangible Property are sometimes collectively referred to herein as the “Property.”

1.3          Permitted Exceptions. The Property shall be conveyed subject only to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4          Purchase Price. The purchase price for the Property shall be Twenty-Seven Million DOLLARS ($27,000,000) (“Purchase Price”).

1.5          Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to Escrow Agent as part of the Closing.

1.6          Participation As additional consideration for the transaction contemplated herein, Purchaser hereby grants, transfers, assigns and conveys to Seller the Seller Profits Interest, which grant and interest shall continue until the final payment of the Seller Profits Interest is made. The Seller Profits Interest shall mean an amount equal to Seller’s Cash Flow Interest and Seller’s Capital Event Interest. Seller’s Cash Flow Interest shall mean an amount equal to the product of 10% times Net Cash Flow. Seller’s Capital Event Interest shall mean 10% of the aggregate of all proceeds from any sale of the Property, any other sale or refinancing and any condemnation, collection of insurance proceeds (other than business interruption proceeds) or other capital event (any of the preceding items being a “Capital Event”) occurring with respect to the Property. Net Cash Flow shall mean (i) the amount by which gross income of the Project (which shall include, without limitation, all income received by Purchaser from and in connection with any leasing activity) exceeds operating expenses (which shall mean the actual cash operating expenses of the Property incurred during the period in question and which are consistent with generally accepted operating practices for similar properties) and (ii) cash resulting from the foregoing calculation is actually distributed to the entities owning Purchaser. The total amount of Seller’s Profit Interest shall not exceed $1,000,000 and Seller shall not receive Seller’s Capital Event Interest until Purchaser has received a 15% return of its capital and the return of its capital. The Seller Profits Interest shall be secured by a subordinate lien deed of trust, subordinate to all mortgages, mezzanine debt and equity providers. The provisions of this Section 1.6 shall survive the Closing.

There shall not be deducted as an expense in calculating Net Cash Flow any overhead of Purchaser or any affiliate of Purchaser (such as general accounting and executive offices, telephones, secretaries, etc.) nor salaries to employees or partners of Purchaser or an affiliate of Purchaser, except for ordinary and customary expenses for an onsite property management office. The following shall also be approved for operating expenses: (i) an asset management fee of one percent (1%) of gross revenues, (ii) a leasing commission or an override commission not to exceed six and three-quarters percent (6.75%) of base rent in total, (iii) the property management fee not to exceed two percent (2%) of gross revenue and (iv) a construction management fee of all construction performed in the building up to five percent (5%) of total construction costs inclusive of any construction management fee paid to contractors. Additionally, the budget will include a development fee in the amount of two and one-half percent (2.5%) of the total project cost. Federal or state income taxes of Purchaser shall not be deducted in calculating Net Cash Flow. Any non-cash deductions such as investment tax credits and depreciation shall not be deducted in calculating Net Cash Flow.

Exhibit 10.1
Purchaser shall keep all accounts, books and records relating to the Property in accordance with good accounting practices, consistently applied. Seller shall have the right, at its sole cost and expense, at all reasonable times during business hours to examine and make copies of the books on account of the Purchaser and the Property. Purchaser shall submit to Seller on an annual basis audited financial statements for the Property and the calculation of the return each year. Additionally, Purchaser shall present a certified statement of the amount of distributions to the owners of Purchaser for the prior fiscal year. Purchaser shall provide Seller with notice in writing five business days in advance of consummating any Capital Event.
Should the Property at any time incur an operating deficit or other loss, Purchaser may advance to the Property an amount sufficient to cover such operating deficit or other loss. Advances by the Purchaser to the Property for such purposes shall constitute Purchaser’s equity. Any Purchaser’s equity or loans by owners of Purchaser to Purchaser shall be pari passu with Seller’s rights hereunder and shall be repaid if and when Seller receives payments in connection with the Seller Profits Interest. Seller shall not share in and shall have no obligations with respect to any loss suffered by the Property.

Seller by its acceptance hereof does not become a partner of Purchaser and in no event shall Seller be liable for any of the debts, obligations or liabilities of Purchaser or any affiliate of Purchaser or claim any of the tax benefits resulting from the ownership of the Property, including without limitation any depreciations or tax investment credit on any or all of the Property nor is Seller liable for any contributions to the Purchaser. Seller’s only interest created hereunder is the right to Seller’s Cash Flow Interest and/or Seller’s Capital Event Interest, if any.

The amounts, if any, which may be payable for the Seller’s Cash Flow Interest shall be payable on the same date as any distributions relating to Net Cash Flow are made to the entities owning Purchaser. The amounts, if any, which may be payable for the Seller’s Capital Event Interest shall be payable by Purchaser on the date of any Capital Event.

1.7          Earnest Money. Within three business days of the execution and delivery of this Agreement, Purchaser shall deposit with Chicago Title Insurance Company (“Title Company”), having its office at 712 Main Street, Suite 2000E, Houston, Texas 77002, Attention: Jimmy Erwin/Reno Hartfiel (the “Escrow Agent”), the sum of One Million Dollars ($1,000,000) (the “Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. For purposes of issuing the Title Policy, the Escrow Agent shall “co-broker” the Title Policy with First American Title Insurance Company (“First American”), and such parties shall split any commissions as follows: Escrow Agent to receive commissions on the base title policy premium up to the amount of the Purchase Price and First American to receive commissions on any title policy premium in excess of the Purchase Price and on any endorsements to the title policy. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. The Earnest Money shall be applied to the Purchase Price at Closing unless otherwise set forth herein. After the expiration of the Inspection Period, the Earnest Money shall become non-refundable to Purchaser unless otherwise expressly set forth in this Agreement.

1.8          Independent Contract Consideration. Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50) (the “Independent Contract Consideration”), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

Exhibit 10.1

ARTICLE II

TITLE AND SURVEY

2.1          Title Commitment. Within five (5) days after the Effective Date, Seller shall cause the Title Company to deliver to Purchaser, at Seller’s expense, (a) a title commitment (“Commitment”) for an owner’s policy of title insurance, on the standard form promulgated by the Texas State Board of Insurance, issued by the Title Company in the amount of the Purchase Price, and (b) legible copies of all instruments referenced in Schedule B and Schedule C of the Commitment.

2.2          Survey. Seller has delivered to Purchaser a copy of the existing survey (“Existing Survey”) of the Real Estate and Improvements, made by a land surveyor registered in the State of Texas. Purchaser may cause an update to the Existing Survey to be prepared at Purchaser’s sole expense (the “Updated Survey” and together with the Existing Survey, the “Survey”).

2.3          Review of Commitment and Survey. Purchaser shall have ten (10) business days (the “Title Review Period”) after the receipt of the last of the Commitment, legible copies of all instruments referred to in Schedule B and Schedule C thereof, and the Survey (or ten (10) business days after the Effective Date if all of such items are delivered prior to the Effective Date) to notify Seller in writing of such objections as Purchaser may have to anything contained in the Commitment or the Survey; provided, however, that Purchaser shall not have the right to object to any Permitted Exceptions described in Section 2.5 below. If Purchaser fails to object in writing to any item contained in the Commitment or the Survey during the Title Review Period, Purchaser shall be deemed to have waived its right to object to such item, and such item shall thereafter be deemed a Permitted Exception. In the event that Purchaser objects to any item contained in the Commitment or the Survey within the Title Review Period (such items being herein referred to as “Title Defects”), Seller shall, subject to Section 2.4 of this Agreement, notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such Title Defects (the “Cure Period”) that either (a) the Title Defects have been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the Title Defects removed. If Seller elects to remove any Title Defect from the Title Commitment or the Survey, as the case may be, pursuant to clause (a) of the foregoing sentence, and Seller fails to cause any such Title Defect to be so removed prior to Closing, then such failure shall be a default hereunder and Purchaser shall be entitled to all remedies available pursuant to Sections 6.2(a) or (b) of this Agreement as a result of any such default.

2.4          Failure to Cure Title Defects. If upon the expiration of the Cure Period Seller has not notified Purchaser that Seller has arranged to have the Title Defects removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the Cure Period) either: (a) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy hereunder; or (b) to take title as it then is. If Purchaser does not, within five (5) days after the expiration of the Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (a) of the preceding sentence, then: (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) all Title Defects not removed from the Commitment or the Survey will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect. Anything to the contrary in this Agreement notwithstanding, Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any matters shown in the Commitment or the Survey to be removed, cured or insured over, except that Seller shall pay or discharge any lien or encumbrance arising after the date hereof and voluntarily created or assumed by Seller and not created by or resulting from the acts of Purchaser or other parties not related to Seller and Seller shall use commercially reasonable efforts to cure such Title Defects that are capable of being cured by monetary means so long as Seller is not required to expend funds in excess of Fifty Thousand Dollars ($50,000) in connection with any such cure (including the cure of any New Title Defects set forth in Section 2.8). Any failure by Seller to comply with its obligations pursuant to the foregoing sentence shall be a default hereunder and Purchaser shall be entitled to all remedies available pursuant to Section 6.2(b) of this Agreement.

Exhibit 10.1

2.5          Other Permitted Exceptions. In addition to those matters shown in the Commitment and the Survey which become Permitted Exceptions pursuant to Section 2.4 above, the following shall also be deemed to be Permitted Exceptions: (a) the Leases; (b) taxes and standby fees which are not yet due and payable; (c) liens and encumbrances arising after the date hereof to which Purchaser, in its sole discretion, consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around such that same do not appear as an exception in the owner’s title insurance policy issued to Purchaser pursuant to the Commitment.

2.6          Owner Title Policy. Subject to the provisions of Section 2.4, on the Closing Date Seller shall cause the Title Company to issue an owner’s title insurance policy at Seller’s cost insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions; provided, however, that Seller shall have no obligation to pay anything other than the basic premium for such title insurance policy. If Purchaser desires to obtain a modification of the “survey exception” or other modification or endorsement, same shall be at the sole expense of Purchaser.

2.7          Expiration of Inspection Period. It is the intent of the parties that the right granted to Purchaser to terminate this Agreement pursuant to Section 2.4(a) of this Agreement shall expire upon the expiration of the Inspection Period, notwithstanding that the Title Review Period, the Cure Period or any election period may extend beyond the expiration of the Inspection Period. Accordingly, notwithstanding anything contained herein to the contrary, provided that Seller delivers the Title Commitment and the Survey within the time periods set forth in Sections 2.1 or 2.2 of this Agreement, if Purchaser has not terminated this Agreement pursuant to Section 2.4(a) prior to the expiration of the Inspection Period, then Purchaser shall no longer have any right to terminate this Agreement under Section 2.4(a), and in such event Purchaser shall be bound to accept title to the Property under the conditions specified in Sections 2.4(x), 2.4(y) and 2.4(z) above. Notwithstanding the foregoing, in no event shall any of the foregoing apply with respect to (i) Purchaser’s right to terminate this Agreement pursuant to Section 2.8 of this Agreement with respect to any New Title Defects or (ii) Purchaser’s right to terminate this Agreement pursuant to Section 6.2 of this Agreement as a result of Seller’s failure to remove any Title Defects prior to Closing that Seller notified Purchaser that it would remove prior to Closing pursuant to Section 2.3 of this Agreement.

2.8          New Title Defects. In the event that, after the expiration of the Inspection Period and prior to Closing, a revision of the Title Commitment or the Survey reveals a matter reasonably objectionable to Purchaser that was not disclosed to Purchaser prior to the expiration of the Inspection Period and is not a Permitted Exception (a “New Title Defect”), Purchaser shall have five (5) days after such matter is disclosed to Purchaser to send written notice to Seller of such New Title Defect (it being agreed that if Purchaser fails to object to the New Title Defect within such five-day period, then such New Title Defect shall thereafter be deemed a Permitted Exception). Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such New Title Defect (the “New Title Defect Cure Period”) that either (a) the New Title Defect has been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the New Title Defect removed. If, upon the expiration of the New Title Defect Cure Period, Seller has not notified Purchaser that Seller has arranged to have the New Title Defect removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the New Title Defect Cure Period) either: (i) to terminate this Agreement as Purchaser’s sole remedy hereunder (in which event the Earnest Money shall be returned to Purchaser); or (ii) to take title as it then is. If Purchaser does not, within five (5) days after the expiration of the New Title Defect Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (i) of the preceding sentence, then (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) all New Title Defects not removed from the Commitment or the Survey will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect. If Seller elects to remove any New Title Defect from the Title Commitment or the Survey, as the case may be, pursuant to clause (a) above, and Seller fails to cause any such New Title Defect to be so removed prior to Closing, then such failure shall be a default hereunder and Purchaser shall be entitled to all remedies available pursuant to Section 6.2(b) of this Agreement as a result of any such default.

Exhibit 10.1

ARTICLE III

INSPECTION PERIOD

3.1          Property Documents. Within five (5) business days after the Effective Date, Seller shall deliver through a secure website or make available to Purchaser at the Property, to the extent in Seller’s possession, the documents described on Exhibit B attached hereto and made a part hereof for all purposes (the “Property Documents”). Purchaser shall, if requested by Seller, execute instruments acknowledging receipt of the Property Documents or any other document delivered or made available to Purchaser in connection with the transaction contemplated hereby. During the term of this Agreement, Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser’s expense. With respect to any environmental report or other report described in Exhibit B which Seller delivers to Purchaser, Purchaser understands and agrees that (a) such report shall be delivered to Purchaser for general information purposes only, (b) Purchaser shall not have any right to rely on any report received from Seller and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (c) Seller shall have absolutely no liability for any inaccuracy in or omission from any report which it delivers to Purchaser.

3.2          Right of Inspection. Purchaser and its representatives (including Purchaser’s architects, engineers and consultants) shall have the right to examine the Property Documents, meet with the tenant of the Property and make physical inspections of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire; provided, however, that Purchaser must obtain Seller’s consent to any physically invasive testing). In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times during the Inspection Period, upon reasonable prior oral or written notice to Seller and with Seller having the right to accompany such party during any such entry, subject to the rights of tenants of the Property. All activities by Purchaser or its representatives during the Inspection Period shall be coordinated through Seller’s designated representative, Jeff Carter, who shall reasonably cooperate with Purchaser in scheduling such activities, including, but not limited to, contact with tenants, and Seller shall have the right to have a representative present during any meetings with tenants. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or tenants of the Property. In no event shall Purchaser or its representatives perform any off-site testing. Purchaser will use commercially reasonable efforts to minimize any disruption or interference caused by any such testing and will repair damage caused by such testing. Before and during Purchaser inspections, Purchaser and each Purchaser representative conducting any Purchaser inspection shall maintain workers’ compensation insurance in accordance with applicable law, and Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000), and (c) contractual liability insurance. Purchaser shall deliver to Seller evidence of such workers’ compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Purchaser inspection on the Property. Such insurance policies shall name as additional insureds Seller, Seller’s lender and such other parties holding insurable interests as Seller may designate. Purchaser shall indemnify, defend and hold Seller harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser’s (or Purchaser’s agents, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to this Section 3.2 or otherwise, except to the extent arising from the negligence of Seller. The foregoing indemnity of Purchaser shall expressly survive the Closing or the earlier termination of this Agreement.

Exhibit 10.1

3.3          Right of Termination In the event Purchaser determines, in its sole discretion, that the Property is not suitable for its purposes, then Purchaser shall have the right (“Purchaser’s Termination Right”) to terminate this Agreement. Purchaser’s Termination Right shall be exercisable only by sending written notice of termination (the “Notice of Termination”) to Seller on or before 5:00 p.m. Dallas time on the date that is thirty (30) days after the Effective Date (the “Inspection Period”). In the event that Purchaser timely exercises Purchaser’s Termination Right, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved the Property Documents and the Property in all respects and Purchaser’s Termination Right shall automatically and irrevocably expire.

3.4          Additional Contingencies.

(a)           Subject to the terms of Section 3.4(b) below, Purchaser shall have an additional ninety (90) days after the expiration of the Inspection Period (the “Design Approval Period”) solely to obtain preliminary design approval of the proposed parking garage from the Las Colinas Association (the “Design Approval”). Purchaser represents that it will use commercially reasonable efforts to obtain the Design Approval, will propose a design that is substantially consistent with the previous design submitted by Seller and Purchaser will submit its proposed design for approval within forty-five (45) days of the Effective Date. Seller shall timely execute any instruments reasonably necessary in connection with the processing of any such approvals. Subject to the terms of this Agreement, Purchaser agrees that all other aspects of the Property and Property Documents are deemed approved by Purchaser as of the expiration of the Inspection Period and Purchaser shall have no right to terminate this Agreement during the Design Approval Period as a result of the condition of the Property or Property Documents.

Exhibit 10.1

(b)           Purchaser shall have the right to negotiate leases directly with VHA/Novation and AMN Healthcare for the lease of space in the Property with an agent of Seller having the right to be present at all times during the negotiations and consulted regarding the scheduling of such negotiations, provided that such leases will not become effective until the Closing and such leases shall not be binding on Seller (such leases, together with the Design Approval, shall be referred to as the “Additional Contingencies”). Notwithstanding anything to the contrary set forth herein, Purchaser shall have an additional thirty (30) days after the expiration of the Inspection Period (“First Additional Contingency Period”) solely to complete the Additional Contingencies by giving written notice to Seller five days prior to the expiration of the Inspection Period. Notwithstanding anything to the contrary set forth herein, Purchaser shall have an additional thirty (30) days (“Second Additional Contingency Period”) after the expiration of the First Additional Contingency Period solely to complete the Additional Contingencies by giving written notice to Seller five days prior to the expiration of the First Additional Contingency Period. On the first day of the Second Additional Contingency Period Purchaser shall release $125,000 (“First Contingency Payment”) to Seller from the Earnest Money and such amount, subject to the terms of this Section 3.4, shall be non-refundable to Purchaser and shall no longer constitute part of the Earnest Money. In the event that the Additional Contingencies are not met by the end of the Second Additional Contingency Period, Purchaser shall have an additional thirty (30) days after the expiration of the Second Additional Contingency Period (“Third Additional Contingency Period,” and together with the First Additional Contingency Period and the Second Additional Contingency Period, the “Additional Contingency Periods”) solely to complete the Additional Contingencies by giving written notice to Seller prior to the expiration of the Second Additional Contingency Period. On the first day of the Third Additional Contingency Period Purchaser shall release an additional $125,000 (“Second Contingency Payment,” and together with the First Contingency Payment, the “Contingency Payments”) to Seller from the Earnest Money and such amount, subject to the terms of this Section 3.4, shall be non-refundable to Purchaser and shall no longer constitute part of the Earnest Money. If at the end of the Third Additional Contingency Period the Additional Contingencies are not completed then Purchaser may (i) give notice to Seller on or before the last day of the Third Additional Contingency Period that it does not elect to proceed with the transaction, in which case this Agreement shall terminate, Purchaser shall be entitled to receive the return of the remainder of the Earnest Money and the parties shall have no further obligations except those obligations that survive the termination of this Agreement or (ii) Buyer may elect to continue to complete the Additional Contingencies, the remainder of the Earnest Money shall be non-refundable except as set forth in this Agreement (provided , however, that the Contingency Payments shall be non-refundable except as set forth below in this Section 3.4(b), and the Closing will take place within 15 days from the expiration of the Third Additional Contingency Period. Purchaser agrees to use commercially reasonable efforts to complete the Additional Contingencies during the Additional Contingency Periods, provided that the terms of any leases the design submitted for Design Approval shall be at Purchaser’s sole discretion. Notwithstanding anything to the contrary set forth in this Agreement in the event that the Contingency Payments are delivered to Seller pursuant to this Section 3.4, such Contingency Payments shall be refundable to Purchaser only in the following circumstances: (i) a return in full of the Contingency Payments in the event of a default by Seller under this Agreement provided such default is not caused by a party other than Seller or by events beyond Seller’s control and (ii) a return of half of any of the Contingency Payments in the event this Agreement is terminated by Purchaser pursuant to Section 7.2 of this Agreement as a result of casualty or condemnation or as the result of a failure of the condition set forth in Section 5.8(a)(vi). In the event that the failure to close is not a result of (i) or (ii) above, then the Contingency Payments shall be retained by Seller. The foregoing obligations shall survive the expiration or earlier termination of this Agreement. Subject to the terms of this Agreement, Purchaser agrees that all other aspects of the Property and Property Documents are deemed approved by Purchaser as of the expiration of the Inspection Period and Purchaser shall have no right to terminate this Agreement during the Additional Contingency Periods as a result of the condition of the Property or Property Documents.

3.5          Payment of Certain Expenses Upon Termination. Notwithstanding anything contained in this Agreement to the contrary, in the event that Purchaser exercises Purchaser’s Termination Right, Purchaser shall be responsible for payment of any escrow costs charged by the Title Company in connection with this Agreement.

Exhibit 10.1

3.6          Termination of Contracts. Purchaser shall determine which, if any, of the Contracts Purchaser will assume and so notify Seller prior to the expiration of the Inspection Period and Seller shall terminate by giving notice as of Closing for any Contracts that Purchaser does not elect to assume (provided that such contracts are terminable without penalty, and if a penalty is assessed and Purchaser elects to terminate, then Purchaser shall be responsible for such penalty), provided that, to the extent that any such Contracts are not terminable by Seller in the time frame between the expiration of the Inspection Period and the Closing without fee or penalty, Purchaser shall assume such Contracts.

ARTICLE IV

CLOSING

4.1          Time and Place. Subject to the satisfaction of any conditions set forth in this Agreement, the consummation of the purchase and sale of the Property (“Closing”) shall take place via escrow and/or pdf through the office of Escrow Agent, on a date (the “Closing Date”) mutually agreed upon by the parties, but not later than the earlier of (i) thirty (30) days after the expiration of the Additional Contingency Periods and (ii) 135 days after the Effective Date. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Sections 4.2 and 4.3 below, or elsewhere in this Agreement relating to Closing, the performance of which obligations shall be concurrent conditions.

4.2          Seller’s Obligations at Closing. At Closing, Seller shall:

(a)           deliver to Escrow Agent a Special Warranty Deed (the “Deed”) in the form of Exhibit C attached hereto and made a part hereof for all purposes, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject only to the Permitted Exceptions;

(b)           deliver to Escrow Agent a Bill of Sale in the form of Exhibit D attached hereto and made a part hereof for all purposes (the “Bill of Sale”) executed by Seller;

(c)           deliver to Escrow Agent Seller’s counterparts of the Assignment of Leases and Security Deposits in the form of Exhibit E attached hereto and made a part hereof for all purposes;

(d)           deliver to Escrow Agent Seller’s counterparts of an Assignment and Assumption of Intangible Property and Other Rights in the form of Exhibit F attached hereto and made a part hereof for all purposes;

(e)           deliver to Escrow Agent Seller’s counterparts of letters to tenants at the Real Estate in the form of Exhibit G attached hereto and made a part hereof for all purposes;

(f)           deliver to Escrow Agent an affidavit sworn by an officer of Seller in the form of Exhibit H attached hereto and made a part hereof for all purposes (the “FIRPTA Affidavit”), or in such other form as may be prescribed by federal regulations;

(g)           deliver to Escrow Agent such tenant estoppel certificates (as described in Section 5.5(a) hereof) as are in the possession of Seller;

Exhibit 10.1

(h)          deliver to Purchaser possession of the Property subject only to the Permitted Exceptions;

(i)           deliver to Escrow Agent such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(j)           deliver to Escrow Agent an “Owner’s Affidavit,” in form reasonably acceptable to Seller and the Title Company and sufficient for the Title Company to delete the so-called “standard exceptions” (except the standard survey exception in the event Purchaser elects not to obtain an updated survey);

(k)          deliver to Escrow Agent Seller’s counterpart of a settlement statement reasonably agreed to by Seller and Purchaser (the “Settlement Statement”), prepared by the Title Company;

(l)           outside of escrow, Seller shall deliver all original Leases in Seller’s possession and all keys, combinations and security codes for the Property.

4.3           Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)           deliver to Escrow Agent the balance of the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price.

(b)          deliver to Escrow Agent Purchaser’s counterparts of the instruments described in Sections 4.2(c), 4.2(d), and 4.2(e);

(c)          deliver to Escrow Agent an Agreement Regarding Disclaimers in the form of Exhibit I attached hereto and made a part hereof for all purposes executed by Purchaser;

(d)          deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(e)           deliver to Escrow Agent Purchaser’s counterparts of the Settlement Statement.

4.4          Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a)           Seller shall pay any real estate taxes or assessments that are delinquent as of the Closing. All non-delinquent real estate taxes and installments of special assessments due and payable with respect to the calendar year of Closing shall be prorated as of Closing. All other installments of special assessments not yet due and payable shall be paid by Purchaser. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing.

Exhibit 10.1

(b)           Current rents, advance rentals (but only to the extent actually received by Seller) and other income from the Property shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date. Rent which is unpaid or delinquent as of the Closing Date shall not be prorated, but such unpaid or delinquent rent collected after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent after the Closing Date, Seller shall deliver to Purchaser any such rent relating to the Closing Date and any period thereafter within fifteen (15) days after the receipt thereof, and (ii) if Purchaser collects any unpaid or delinquent rent after the Closing Date, Purchaser shall deliver to Seller any such rent relating to the period prior to the Closing Date within fifteen (15) days after the receipt thereof. Seller and Purchaser agree that (A) all rent received by Seller after the Closing Date shall be applied first to delinquent rentals, if any, in the order of their maturity, and then to current rentals, and (B) all rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents (including without limitation the Pass Through Expenses and percentage rents described in Section 4.4(c) below) in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect delinquent rents.

(c)           With respect to additional rent attributable to insurance, taxes, common area maintenance and other operating expenses which are passed through to tenants under the Leases (the “Pass Through Expenses”) and as of the Closing Date are unbilled or billed but not yet collected, Purchaser shall, upon collection of such Pass Through Expenses, remit to Seller an amount equal to that portion of Pass Through Expenses which accrued prior to the Closing Date. With respect to Pass Through Expenses which have not been billed to tenants as of the Closing Date, Purchaser shall bill each tenant for same in accordance with each such tenant’s Lease. With respect to percentage rents based upon gross sales or other income generated by the business of a tenant located on the Property during a specified period of time (the “Applicable Period”), Purchaser shall, upon collection of such percentage rent, remit to Seller an amount equal to the product of the percentage rent so collected multiplied by a fraction, the numerator of which is the number of days which have elapsed in the Applicable Period prior to the Closing Date and the denominator of which is the total number of days in the Applicable Period. This provision shall survive the Closing.

(d)           Charges under service agreements, utility charges for which Seller is liable, and other operating expenses of the Property shall be prorated between Seller and Purchaser at Closing.

(e)           Security deposits shall, at Seller’s option, either be transferred or credited to Purchaser at Closing. Refundable cash or other refundable deposits posted with utility companies or other entities in connection with the Property shall, at Sellers’ option, either be assigned to Purchaser and credited to Seller at Closing, or Seller shall be entitled to receive and retain such refundable cash and deposits. Seller shall assign any letters of credit or similar arrangements to Purchaser at Closing.

Exhibit 10.1

(f)           Purchaser shall be responsible for the payment of (i) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) (A) as a result of any renewals or expansions of existing Leases which occur between the Effective Date of this Agreement and the Closing Date, and (B) under any new Leases (including any amendments of existing Leases) entered into between the Effective Date of this Agreement and the Closing Date which have been approved (or deemed approved) by Purchaser; and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date. Purchaser expressly assumes the obligation for the payment of all Tenant Inducement Costs and leasing commissions in connection with the Additional Contingencies. If as of the Closing Date Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. Seller shall supply invoices and statements for all such Tenant Inducement Costs and leasing commissions to Purchaser on or prior to the Closing Date. For purposes hereof, the term “Tenant Inducement Costs” means reasonable attorneys’ fees and costs reasonably approved by Purchaser incurred in connection with the preparation and negotiation of a new Lease or a renewal or expansion of an existing Lease and any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

(g)          Purchaser may make an internal purchase price allocation regarding the amount paid for any Personal Property included in this sale and Purchaser shall pay any and all sales or similar taxes payable in connection with the Personal Property which is to be transferred to Purchaser under this Agreement and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.

(h)          All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing. Except for the prorations described in Section 4.4(a) and Section 4.4(c) above, all prorations provided for herein shall be final. The proration of taxes described in Section 4.4(a) above shall be deemed final if no adjustment thereto is requested within one (1) year after Closing.

4.5          Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing (specifically excluding the additional premium chargeable for modification of the survey exception, which deletion expense shall be borne by Purchaser or any other endorsements requested by Purchaser); (c) the cost of the Existing Survey; (d) the fees for recording the Deed; and (e) one-half (½) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the additional premium chargeable for modification of the survey exception, if such modification is desired by Purchaser or the cost of any endorsements requested by Purchaser; (x) the cost of the Updated Survey; (y) any transfer tax, documentary stamp tax, sales tax or similar tax which becomes payable by reason of the transfer of the Property or any component thereof; and (z) one-half (½) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6          Delivery of Documents. Simultaneously with the Closing, Seller shall cause the manager of the Property to make available at the offices of such manager all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the operation of the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property. Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in connection with the Property, it being understood and agreed that the foregoing items are not part of the “Property” to be conveyed to Purchaser hereunder. After the Closing, upon reasonable prior written notice to Purchaser, Seller, at its sole cost and expense, shall have the right, at a time reasonably acceptable to Seller and Purchaser, to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller’s prior ownership of the Property, and this provision shall survive Closing.

Exhibit 10.1

4.7          Preservation of Right to Contest. If Seller has filed any tax contest that is pending as of Closing, at Closing, Seller shall execute all documents and take all actions as are necessary to assign all of Seller’s right, title and interest in and to any such tax contest to Purchaser effective as of Closing, and Seller shall be entitled to refunds, if any, that may be made with respect to such contested taxes to the extent the same are applicable to periods prior to Closing (after deduction of all reasonable expenses incurred in connection with any such tax contest, which expenses shall be borne pro rata by Seller and Purchaser). All taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser, and Purchaser shall indemnify and hold Seller harmless of, from and against any and all costs, damages, expenses, claims, or liability arising from the imposition of any such taxes. The provisions of this Section shall survive the Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1          Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser the following, each of which (i) is true as of the Effective Date, and (ii) shall be true as of Closing:

(a)           Seller is organized, validly existing and in good standing under the laws of the state of its formation. Seller has the limited partnership or appropriate entity right, power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller’s obligations hereunder. The individuals executing this Agreement on behalf of Seller have the right, power and authority to do so and this Agreement constitutes the legal, valid and binding obligation of Seller.

(b)           To Seller’s knowledge, the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions or constitute a default under any instrument or obligation to which Seller is now a party.

(c)           Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

(d)           Seller has received no written notice of pending or to Seller’s knowledge, threatened, condemnation or similar proceeding affecting the Property or any portion thereof.

(e)           The documents heretofore delivered or otherwise made available for viewing include true and complete copies of the Leases and service contracts used by Seller and Seller’s property manager in the day-to-day operation and management of the Property and the current rent roll used by Seller and Seller’s property manager in the operation of the Property. To Seller’s knowledge, no written notice of an Event of Default has been given or received under the Leases or the Contracts, and the Leases and the Contracts are in full force and effect. Except as provided in the Commitment and except for the tenants under the Leases, no party has a right of possession in the Property. To Seller’s knowledge, there are no written amendments or modifications to the Leases except as provided to Purchaser in the Property Documents.

Exhibit 10.1

(f)            To Seller’s knowledge, Seller has received no written notice claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement, including without limitation, any violation of an environmental law, affecting any portion of the Property that has not been corrected.

(g)           Neither Seller, nor to Seller’s actual knowledge without inquiry, any of its respective partners, members, shareholders, owners, employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on the OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or other governmental action.

(h)           Seller has no actual knowledge of any legal actions pending or threatened against the Property.

(i)            All leasing commissions due with regard to the primary lease terms of existing tenants as of the Effective Date have been paid.

(j)            To Seller’s actual knowledge, without any duty of investigation or inquiry, and except as disclosed in writing by Seller to Purchaser or in any environmental reports or Property Documents, Seller has not caused the spill or release of any Hazardous Materials on or under the Real Property in violation of Hazardous Materials Laws and there is no environmental condition on or under the Real Property requiring remediation under Hazardous Materials Laws. “Hazardous Materials” means any hazardous substance, hazardous waste or toxic substance as defined in any federal, state or local statute, regulation or order applicable to the Property (“Hazardous Materials Laws”).

5.2          Notice of Breach.

(a)           To the extent that, before the expiration of the Inspection Period, Purchaser obtains actual knowledge or is deemed to know that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the end of the Inspection Period. For purposes hereof, Purchaser shall be deemed to know all information set forth in the written materials delivered to Purchaser in respect of the Property.

(b)           If after the expiration of the Inspection Period but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) days after obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to a reasonable adjournments of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty within such time period (or if the same is not capable of being cured), then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the end of the Inspection Period, to terminate this Agreement in its entirety by written notice given to Seller on or before the Closing Date (as such Closing Date may have been adjourned pursuant to the terms of this Section 5.2(b)), in which event this Agreement shall be terminated, the Earnest Money shall be returned to Purchaser, and in the event that the breach of the representation or warranty is the result of intentional misrepresentation or fraud on the part of Seller or the result of any breach as of the Effective Date then Purchaser shall be entitled to the return of any Contingency Payments made by Purchaser pursuant to Section 3.4 of this Agreement and to reimbursement of the reasonable out-of pocket expenses actually incurred by Purchaser up to $250,000 with reasonably acceptable evidence of same provided to Seller and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

Exhibit 10.1

5.3          Survival of Representations. It is the intent of Seller and Purchaser that the representations and warranties made by Seller in Section 5.1 above (the “Seller Obligations”) shall survive Closing for a period of one (1) year after the date of Closing. Accordingly, Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought under this Agreement by Purchaser against Seller for breach of any Seller Obligations shall be forever barred unless Purchaser (a) delivers to Seller no later than one (1) year after the date of Closing a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Purchaser’s good faith estimate of its damages arising out of such claim, and (b) files a complaint or petition against Seller alleging such claim in an appropriate state or federal court in Dallas County, Texas, no later than two (2) years after the date of Closing. In no event shall Seller be liable after the date of Closing for its breach of any Seller Obligations if such breach was actually known to Purchaser prior to the completion of Closing. With respect to any matter constituting breach of a Seller Obligation, Seller’s liability for breach of any Seller Obligations shall be limited as follows: (i) Seller shall have liability for breach of Seller Obligations only if the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000), in which event the full amount of such claims shall be actionable, and (ii) Seller’s aggregate liability to Purchaser for breaches of the Seller Obligations shall not exceed the amount of Five Hundred Thousand Dollars ($500,000) (the “Cap”), it being agreed that in no event shall Seller’s aggregate liability for such breaches exceed the amount of the Cap. The provisions of this Section 5.3 shall survive the Closing and the expiration of earlier termination of this Agreement.

5.4          Covenants of Seller. Seller hereby covenants as follows:

(a)           Between the Effective Date and the Closing Date, Seller, at its sole cost and expense, shall operate and maintain the Property in its present condition, ordinary wear and tear excepted;

(b)          Between the Effective Date and the Closing Date, Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property; and

(c)           Between the Effective Date and the Closing Date, Seller shall lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days notice without fee or penalty (and Seller shall give Purchaser a copy of any such new service contract upon Seller’s execution thereof).

Exhibit 10.1

(d)          A copy of each proposed Lease or any proposed written assignment, amendment, modification or other material change relating thereto presented to Seller between the Effective Date and the Closing Date for its approval and execution will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such Lease within the five-business-day period for such purpose set forth above, such failure shall be deemed the approval by Purchaser of such Lease. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs or leasing commissions incurred by Seller pursuant to a new Lease approved (or deemed approved) by Purchaser.

(e)           Between the Effective Date and the Closing Date, Seller shall provide to Purchaser upon the receipt thereof, any and all written notices of any Events of Default under any of the Leases or Contracts.

5.5          Actual Knowledge of Seller. All references in this Agreement to the “actual knowledge” of Seller or “to Seller’s knowledge” shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of the Dallas, Texas office of Seller and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employee” shall refer to Mark Flynt, and Scott Bushor, employees of Seller who have responsibility for overseeing the management of the Property, among other assets of Seller.

5.6          Covenants of Purchaser. Purchaser hereby covenants as follows:

(a)           During the Inspection Period, Purchaser may obtain environmental reports prepared for and at the expense of Purchaser with respect to the Property by an environmental consultant selected by Purchaser.

(b)           Intentionally deleted.

(c)           Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

5.7          Tenant Estoppels. It shall be a condition to Purchaser’s obligation to consummate the Closing that Seller obtain an estoppel certificate dated within thirty (30) days of Closing, in form substantially in accordance with Exhibit J attached hereto and made a part hereof for all purposes, as such form may be modified pursuant to the terms of the Lease, reflecting no material uncured Event of Default on the part of Seller as landlord under the Lease (the “Estoppel Certificate”) from Litton Mortgage Services.

5.8          Closing Conditions.

(a)           Purchaser. The obligation of Purchaser to consummate the conveyance of the Property hereunder is subject to the full and complete satisfaction or waiver of each of the following conditions precedent:

Exhibit 10.1

(i)           The representations and warranties of Seller contained in this Agreement shall be true, complete and accurate in all material respects, on and as of the date hereof and the Closing Date as if the same were made on and as of such date.

(ii)          Seller shall have performed each and every material obligation and covenant of Seller to be performed hereunder unless performance thereof is waived by Purchaser.

(iii)         Purchaser shall have received the Estoppel Certificate pursuant to Section 5.7 of this Agreement.

(iv)         The Title Company shall be in a position to issue the Title Policy subject only to the Permitted Exceptions and containing any endorsements reasonably requested by Purchaser and agreed to by the Title Company during the Inspection Period.

(v)          Seller shall have delivered the terminations of the Contracts as set forth in Section 3.7 of this Agreement.

(vi)         There has been no material adverse change to the physical condition of the Property since the expiration of the Inspection Period in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) as reasonably determined by Seller and Purchaser (a “MAC”), provided that any change that is the result of casualty or condemnation (as governed by Sections 7.1 and 7.2 herein) or is covered by insurance under any policies held by Seller and such proceeds are assigned to Purchaser (and the amount of any deductible is credited against the Purchase Price) shall not be a MAC.

Purchaser shall have the right to waive some or all of the foregoing conditions in its sole and absolute discretion; provided, however, that no such waiver shall be effective or binding on Purchaser unless it is in writing and executed by an authorized officer of Purchaser (except that Purchaser shall be deemed to have waived any such outstanding conditions if it consummates the Closing.

(b)           Seller. The obligation of Seller to consummate the conveyance of the Property hereunder is subject to the full and complete satisfaction or waiver of each of the following conditions precedent:

(i)           The representations and warranties of Purchaser contained in this Agreement shall be true, complete and accurate in all material respects, on and as of the date hereof and the Closing Date as if the same were made on and as of such date.

(ii)          Purchaser shall have performed each and every obligation and covenant of Purchaser to be performed hereunder unless performance thereof is waived by Seller.

Seller shall have the right to waive some or all of the foregoing conditions in its sole and absolute discretion and Seller shall be deemed to have waived any such outstanding conditions if it proceeds to Closing.

Exhibit 10.1

5.9         Failure of a Condition. In the event any of the conditions set forth in Section 5.8 are not fulfilled or waived by the Closing, then the party benefitting from such condition may terminate this Agreement by delivering written notice of such termination to the other party and the Title Company, whereupon (i) the Earnest Money shall be returned to the Purchaser if the Purchaser is the terminating party or (ii) the Earnest Money shall be delivered to Seller if the Seller is the terminating party; whereupon neither party shall have any obligations to the other except for any obligations that expressly survive the expiration or earlier termination of this Agreement; provided, however, that Seller and Purchaser, as the case may be, shall retain all rights and remedies under this Agreement against the other party for breach of this Agreement pursuant to Article VI with respect to any failure of the condition set forth in Sections 5.8(a)(i) or (ii) (with respect to Seller’s breach) or Section 5.8(b)(i) or (ii) (with respect to Purchaser’s breach), as the case may be.

ARTICLE VI

DEFAULT; REMEDIES

6.1         Default of Purchaser. In the event Purchaser fails to perform its obligations to consummate the Closing pursuant to this Agreement for any reason except failure of a closing condition in Purchaser’s favor set forth in this Agreement or except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser’s default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property unless any such claim is a claim for specific performance as a result of Seller’s default pursuant to Section 6.2 of this Agreement. Notwithstanding the foregoing, nothing contained herein shall limit Seller’s remedies at law or in equity as to any breach of any covenant, agreement or obligation of Purchaser under this Agreement other than the failure to close this transaction in accordance with the terms of this Agreement.

6.2         Default of Seller. In the event Seller fails to perform its obligations pursuant to Section 2.3, 2.4 or 2.8 or to consummate the Closing pursuant to this Agreement for any reason except failure of a closing condition in Seller’s favor set forth in this Agreement or except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Purchaser may elect to either (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing or within five (5) business days after the Closing in the event of Seller’s failure to consummate the Closing as set forth above, in which event Purchaser shall be entitled to receive back the Earnest Money (together with all interest earned thereon) and, if applicable the return of any Contingency Payments required to be returned by Seller pursuant to Section 3.4 herein; or (ii) seek specific performance to enforce Seller’s obligations hereunder by notice to Seller of Purchaser’s election within 30 days after the originally scheduled Closing Date and filing of such suit within sixty (60) days of the Closing Date, and to receive reimbursement from the Seller of the reasonable out-of-pocket expenses incurred by the Purchaser as evidenced by documentation reasonably acceptable to Seller in connection with this Agreement in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the event that specific performance is unavailable as a result of Seller’s conveyance to a third party in violation of the terms of this Agreement. The remedies set forth in this Section 6.2 shall be the sole and exclusive remedy available to Purchaser for Seller’s failure to close the transaction which is the subject of this Agreement in accordance with the provisions of this Agreement.

Exhibit 10.1

6.3         Post-Closing Remedies. Notwithstanding the provisions of Sections 6.1 and 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the “Defaulting Party”) breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing, as the case may be, the Defaulting Party shall be liable to the other party (the “Non-Defaulting Party”) for the direct, actual damages incurred by the Non-Defaulting Party as a direct result of such breach. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

ARTICLE VII

RISK OF LOSS

7.1         Minor Damage. In the event of loss or damage to the Property or any portion thereof (the “premises in question”) which is not “major” (as hereinafter defined), (i) Seller shall promptly give written notice thereof to Purchaser, and (ii) this Agreement shall remain in full force and effect and Seller shall either, at Seller’s option: (A) perform any necessary repairs at Seller’s sole cost and expense, to Purchaser’s reasonable satisfaction, or (B) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question (and the amount of any deductible or self-insured retention shall be credited against the Purchase Price). In the event that Seller elects to perform repairs upon the Property pursuant to the foregoing sentence, Seller shall complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs to Purchaser’s reasonable satisfaction.

7.2         Major Damage. In the event of a “major” loss or damage, Seller shall promptly give written notice thereof to Purchaser. Purchaser shall have the right to terminate this Agreement by written notice to Seller within ten (10) business days following the date upon which Purchaser receives Seller’s written notice, in which event the Earnest Money shall be returned to Purchaser (and one-half (½) of the Contingency Payments shall be delivered to Purchaser pursuant to Section 3.4(b) of this Agreement, to the extent applicable) and neither party shall have any further liability to the other except as expressly provided for herein. If Purchaser does not elect to so terminate this Agreement within such ten (10) business days, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question (and the amount of any deductible or self-insured retention shall be credited against the Purchase Price). In the event that Seller elects to perform repairs upon the Property pursuant to the foregoing sentence, Seller shall complete such repairs promptly, at Seller’s sole cost and expense and to Purchaser’s reasonable satisfaction and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs to Purchaser’s reasonable satisfaction. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than ten percent (10%) of the Purchase Price; and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

7.3         Uniform Vendor and Purchaser Risk Act Not Applicable. It is the express intent of the parties hereto that the provisions of Sections 7.1 and 7.2 govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.

Exhibit 10.1

ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1         No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, if any budget or similar document is delivered by Seller to Purchaser, Seller makes no representation or warranty as to the accuracy thereof, nor shall any such document be construed to impose upon Seller any duty to spend the amounts set forth in such budget or other document.

8.2         Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. OTHER THAN WITH RESPECT TO SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, BUT EXCLUDING ANY CLAIMS BY PURCHASER AGAINST SELLER ARISING UNDER APPLICABLE LAW BASED ON ANY THIRD PARTY CLAIMS ASSERTED AGAINST PURCHASER; PROVIDED; HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER UNDER SECTION 6.3 OF THIS AGREEMENT.

Exhibit 10.1

8.3         Waivers of Deceptive Trade Practices Act. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction. Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Purchaser agrees as follows:

(a)           Purchaser represents that it is a business consumer and that it seeks to acquire by purchase or lease the goods or services that are the subject of this Agreement for commercial or business use. Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b)           Purchaser represents that it has been represented by legal counsel in seeking or acquiring the goods or services that are the subject of this Agreement and that the transaction contemplated by this Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Purchaser shall cause its legal counsel to sign this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c)           Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

8.4         Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VIII. Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

Exhibit 10.1

ARTICLE IX

MISCELLANEOUS

9.1         Broker. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser’s purchase of the Property except Jones Lang LaSalle (“Broker”). If (and only if) the transaction that is the subject of this Agreement is consummated, Seller shall pay a commission to Broker pursuant to a separate written agreement between Seller and Broker. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Broker. The foregoing representations and warranties contained in this Section shall survive the Closing. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

9.2         ERISA. Purchaser represents that Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms “employee benefit plan,” “party in interest,” “plan assets” and “governmental plan” shall have the respective meanings assigned to such terms in ERISA, and the term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith. Upon the request of Seller, Purchaser shall deliver to Seller at Closing a certificate stating that the foregoing representations are true and correct and containing an agreement by Purchaser to indemnify Seller against any inaccuracy in such representations. The foregoing covenants shall survive Closing.

9.3         Assignability. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval which approval shall not be unreasonably withheld, conditioned or delayed. Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder. For purposes of this Section 9.3, the term “Permitted Assignee” shall mean an entity in which Purchaser or any affiliate of Forest City Enterprises, Inc. owns, controls, or is under common control or ownership. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA. In order to enable Seller to make such ERISA determination only, Purchaser shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.

Exhibit 10.1

9.4         Confidentiality. Except for any disclosures required by applicable law, regulation, ordinance or court order, the non-public information supplied to or made available to Purchaser by Seller pursuant to this Agreement shall not be released or disclosed to any other parties other than Purchaser’s agents, advisors, consultants, potential investors, potential lenders, attorneys and other necessary parties unless and until this transaction has closed without the prior written consent of Seller. In the event that this transaction is not closed for any reason, then except for any disclosures required by applicable law, regulation, ordinance or court order, (a) Purchaser shall refrain, and shall cause its agents, representatives and accountants to refrain, from disclosing all such non-public information to any other party, (b) Purchaser shall promptly destroy or return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein (provided that Purchaser shall be entitled to retain a copy of any of the foregoing to comply with any record retention policies or procedures), and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to seek an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. Neither party shall issue any press releases prior to or in connection with the Closing regarding any of the transactions contemplated herein without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, which obligation shall survive Closing or any termination of this Agreement.

9.5         Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	Behringer Harvard 250/290 Carpenter LP
Attention: Mark Flynt
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Facsimile: 214.655.1610

With a copy to:	Powell Coleman & Arnold LLP
Attention: Carol Satterfield
8080 North Central Expressway, Suite 1380
Dallas, Texas 75001
Facsimile: 214.365.7111

If to Purchaser:	Forest City Commercial Group, Inc.
Attention: President
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Facsimile: 216.263.6208

With a copy to:	Forest City Enterprises, Inc.
Attention: General Counsel
50 Public Square, Suite 1360
Cleveland, Ohio 44113
Facsimile: 216.263.6206

Exhibit 10.1

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered two (2) business days after deposit, postage prepaid in the U.S. mail, or (b) sent via facsimile in which case notice shall be deemed delivered upon confirmation of transmission, or (c) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, or (d) delivered by hand delivery, in which case it shall be deemed delivered upon receipt. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

9.6         Time of Essence. Time is of the essence in this Agreement.

9.7         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8         Captions. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

9.9         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10       Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11       Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

9.12       Discharge of Obligations. Except as otherwise expressly provided herein, any representations, warranties and covenants shall not survive the Closing and shall be deemed to merge into the documents delivered at Closing.

9.13       Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Sellers’ Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 9.13 shall survive the termination of this Agreement and the Closing.

9.14       No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

Exhibit 10.1

9.15       Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

9.16       Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.17       Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

9.18       Applicable Law. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

9.19       Municipal Utility District Notices. Purchaser agrees that if the Property or any portion thereof is located in a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

9.20       Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

Exhibit A	Legal Description;
Exhibit B	Property Documents
Exhibit C	Special Warranty Deed
Exhibit D	Bill of Sale
Exhibit E	Assignment of Leases and Security Deposits
Exhibit F	Assignment and Assumption of Intangible Property and Other Rights
Exhibit G	Tenant Notice Letters
Exhibit H	FIRPTA Affidavit
Exhibit I	Agreement Regarding Disclaimers
Exhibit J	Form of Tenant Estoppel
Schedule 1.1(c)	Personal Property
Schedule 1.1(d)	Leases

Exhibit 10.1

Schedule 1.1(e)	Contracts

9.21       Intentionally Deleted.

9.22       Like Kind Exchange. In the event that Seller elects to sell the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, Purchaser agrees to cooperate with Seller in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) Purchaser incurs no additional cost or liability in connection with the like-kind exchange; (c) Seller pays all costs associated with the like-kind exchange; and (d) Purchaser is not obligated to take title to any property other than the Property.

[SIGNATURES FOLLOW ON NEXT PAGE]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

Dated: __________	BEHRINGER HARVARD
250/290 CARPENTER LP,
a Texas limited partnership

	By:	Behringer Harvard 250/290 Carpenter GP, LLC, a Texas limited liability company, its general partner

By:
Samuel A. Gillespie
Vice President

PURCHASER:

Dated: __________	FOREST CITY COMMERCIAL DEVELOPMENT, INC.
an Ohio corporation

By:
Name:
Title:

ACKNOWLEDGMENT BY TITLE COMPANY

Escrow Agent hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the ___ day of _______________ 2011, and (b) Earnest Money from Purchaser in the amount of ____________________ Dollars ($_______________) on the ___ day of _______________ 2011.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Exhibit 10.1

EXHIBIT A

LEGAL DESCRIPTION

Being all of the re-plat of Site 5 of the Revision of Las Colinas, Area II, an addition to the City of Irving, Dallas County, Texas, according to the plat thereof recorded in Volume 81047, Page 1139, Map Records, Dallas County, Texas, together with certificate of correction recorded in Volume 86158, Page 893, Deed Records, Dallas County, Texas, and being more particularly described as follows:

Beginning at a 5/8 inch iron rod set for corner at the intersection of the southwest right-of-way line of East John W. Carpenter Freeway (State Highway No. 114)   (variable width right-of-way) with the southeast right-of-way line of Goodson Drive (60 foot right-of-way) at the most northern corner of said addition;

Thence South 39 degrees 34 minutes 30 seconds East, along the southwest right-of-way line of said East John W. Carpenter Freeway a distance of 324.50 feet to a 1/2 inch iron rod found for corner (control monument);

Thence South 27 degrees 39 minutes 21 seconds East, continuing along said East John W. Carpenter Freeway a distance of 408.98 feet to a 5/8 inch iron rod set for corner;

Thence South 51 degrees 15 minutes 27 seconds East, continuing along the southwest right-of-way line of said East John W. Carpenter Freeway a distance of 101.20 feet to a 5/8 inch iron rod set for corner at its intersection with the northwest right-of-way line of Wingren Drive (60 foot right-of-way), said point being the most eastern corner of said addition;

Thence South 50 degrees 20 minutes 43 seconds West, along the northwest right-of-way line of said Wingren Drive a distance of 75.33 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the left having a radius of 999.59 feet, a central angle of 16 degrees 55 minutes 41 seconds, and a chord which bears South 42 degrees 22 minutes 34 seconds West, a distance of 294.26 feet;

Thence in a southwesterly direction along the curving northwest right-of-way line of said Wingren Drive an arc distance of 295.33 feet to an "x" set for corner;

Thence South 32 degrees 22 minutes 07 seconds West, continuing along the northwest right-of-way line of said Wingren Drive a distance of 115.00 feet to a 1/2 inch iron rod found for corner (control monument) at the beginning of a curve to the left having a radius of 1225.68 feet, a central angle of 10 degrees 12 minutes 59 seconds, and a chord which bears South 28 degrees 15 minutes 26 seconds West, a distance of 218.26 feet;

Thence in a southwesterly direction along the curving right-of-way line of said Wingren Drive an arc distance of 218.55 feet to a 5/8 inch iron rod set for corner at its intersection with the northeast right-of-way line of Decker Drive (60 foot right-of-way) at the most southern corner of said addition;

Exhibit A – Page 1

Exhibit 10.1

Thence North 68 degrees 19 minutes 38 seconds West, along the northeast right-of-way line of said Decker Drive a distance of 14.31 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the right having a radius of 626.57 feet, a central angle of 21 degrees 31 minutes 54 seconds, and a chord which bears North 57 degrees 27 minutes 13 seconds West, a distance of 234.08 feet;

Thence in a northwesterly direction along the curving right-of-way of said Decker Drive an arc distance of 235.46 feet to a 5/8 inch iron rod set for corner;

Thence North 46 degrees 41 minutes 46 seconds West, along the northeast right-of-way line of said Decker Drive a distance of 282.99 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the left having a radius of 699.26 feet, a central angle of 19 degrees 29 minutes 33 seconds, and a chord which bears North 56 degrees 29 minutes 29 seconds West, a distance of 236.75 feet;

Thence in a northwesterly direction along the curving right-of-way of said Decker Drive an arc distance of 237.90 feet;

Thence North 66 degrees 06 minutes 17 seconds West, along the northeast right-of-way line of said Decker Drive a distance of 24.19 feet to a 5/8 inch iron rod set for corner at its intersection with the southeast right-of-way line of said Goodson Drive, at the most western corner of said addition;

Thence North 30 degrees 27 minutes 05 seconds East, along the southeast right-of-way line of said Goodson Drive a distance of 490.03 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the right having a radius of 820.69 feet, a central angle of 19 degrees 59 minutes 59 seconds, and a chord which bears North 40 degrees 25 minutes 30 seconds East, a distance of 285.02 feet;

Thence in a northeasterly direction, along the curving right-of-way line of said Goodson Drive an arc distance of 286.47 feet to a 5/8 inch iron rod set for corner;

Thence North 50 degrees 25 minutes 30 seconds East, a distance of 195.00 feet to the Place of Beginning and containing 15.407 acres of land.

Exhibit A – Page 2

Exhibit 10.1

EXHIBIT B

PROPERTY DOCUMENTS

Seller shall deliver the following to Purchaser to the extent in Seller’s possession:

1.           Copies of all Leases, including any and all modifications or amendments thereto.

2.           A rent roll for the Property for the month in which this Agreement is executed, or if not yet available, the most recently available month, in the form customarily prepared for Seller by the current manager of the Property.

3.           Copies of all vendor and service contracts to which Seller is a party that are currently in effect with respect to the Property, including, but not limited to, all agreements for the provision of janitorial, maintenance, trash removal, landscaping and security services, to the extent in Seller’s possession.

4.           Copies of all leasing commission agreements with respect to the Property to which Seller is a party.

5.           Operating statements for the Property for the most recent twelve (12) months (or the period of Seller’s ownership of the Property, if less) in the format customarily prepared for Seller by the current manager of the Property.

6.           An inventory of the Personal Property, if any, to be conveyed to Purchaser at Closing.

7.           Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and for the previous two (2) years (or the period of Seller’s ownership of the Property, if less).

8.           All Governmental licenses and permits issued to Seller with respect to the Property to the extent in Seller’s possession, including specifically, without limitation, building permits, certificates of occupancy, and special or conditional use permits in Seller’s possession.

9.           Plans and specifications for the Improvements, to the extent in Seller’s possession.

10.         Copies of all guaranties and warranties covering the Property, to the extent in Seller’s possession.

11.         Any environmental reports prepared with respect to the Property which are in Seller’s possession.

Exhibit B – Page 1

Exhibit 10.1

EXHIBIT C

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ____________________	§

THAT BEHRINGER HARVARD _____________, a _______________ (hereinafter referred to as “Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by ____________________, a ____________________ (hereinafter referred to as “Grantee”), whose mailing address is ________________________________________, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in __________ County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the “Property”).

This conveyance is made subject to set forth on Exhibit B, attached hereto and incorporated by reference herein (such matters being referred to herein as the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

By acceptance of this Special Warranty Deed, Grantee assumes payment of all property taxes on the Property for the year __________ and subsequent years.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the ___ day of _______________ 20___.

BEHRINGER HARVARD _____________,
a _______________

By:
Name:
Title:

Exhibit C – Page 1

Exhibit 10.1
THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said corporation.

Notary Public

Exhibit C – Page 2

Exhibit 10.1

EXHIBIT D

BILL OF SALE

Seller, BEHRINGER HARVARD _____________, a _______________ (“Seller”), having its principal place of business at Dallas, Texas, in consideration of Ten Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to ____________________, a ____________________ (“Purchaser”), the following described personal property, to-wit:

All of the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, and all replacements thereof now owned by Seller and located in or on the real estate described on Exhibit A attached hereto and made a part hereof, excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the improvements situated on said real estate, or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in connection with the sale and purchase of the real property and improvements thereon described in that certain Purchase Agreement between Seller and Purchaser dated _______________, 20___.

SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING PROPERTY, AND THE SAME IS SOLD IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. BY EXECUTION OF THIS BILL OF SALE, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE FOREGOING PROPERTY FOR ANY PARTICULAR PURPOSE, THAT SELLER MAKES NO WARRANTY OR MERCHANTABILITY, QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THAT THE FOREGOING PROPERTY IS BEING SOLD TO PURCHASER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this ___ day of _______________ 20___.

BEHRINGER HARVARD _____________,
a _______________

By:
Name:
Title:

Exhibit D – Page 1

Exhibit 10.1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said corporation.

Notary Public

Exhibit D – Page 2

Exhibit 10.1

EXHIBIT E

ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

BEHRINGER HARVARD _____________, a _______________ (“Assignor”), in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ____________________, a ____________________ (“Assignee”), all of Assignor’s right, title and interest in and to all leases, including any and all security deposits made by tenants pursuant to said leases, in effect at the real property in __________ County, Texas more particularly described on Exhibit A attached hereto (“Existing Leases”); provided, however, that Assignor reserves and retains for itself any and all claims and causes of action that have accrued to Assignor under Existing Leases prior to the effective date of this Assignment of Leases and Security Deposits.

Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignee by reason of the failure of Assignor prior to the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits, which arise prior to the effective date hereof.

IN WITNESS WHEREOF, Assignor has executed this Assignment to be effective as of the ___ day of _______________ 20___.

ASSIGNOR

BEHRINGER HARVARD _____________,
a _______________

By:
Name:
Title:

Exhibit E – Page 1

Exhibit 10.1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of Behringer Harvard _____________, a _______________, on behalf of said corporation.

Notary Public

Exhibit E – Page 2

Exhibit 10.1

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment of Leases and Security Deposits and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases hereby assigned, which arise on or after the effective date hereof, including the return of security deposits, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of Assignee from and after the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits, which arise on or after the effective date hereof.

IN WITNESS WHEREOF, this Acceptance has been executed to be effective as of the ___ day of _______________ 20___.

ASSIGNEE

________________________________________
a _______________________________________

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the ___ day of _______________ 20___, by ____________________, ____________________ of ____________________, a ____________________, on behalf of said ____________________.

Notary Public

Exhibit E – Page 3

Exhibit 10.1

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY
AND OTHER RIGHTS

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________________	§

FOR VALUE RECEIVED, BEHRINGER HARVARD _____________, a _______________ (“Assignor”) hereby conveys, assigns, transfers, and sets over unto ____________________, a ____________________ (“Assignee”), all the right, title and interest of Assignor in and to any and all intangible property owned by Assignor and used in connection with the real estate described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon (“Property”), including without limitation, the right, if any, to use the name “____________________ Office Building” (specifically excluding, however the name “Behringer Harvard,” any derivative thereof or any name which includes the name “Behringer Harvard’ or any derivative thereof), all plans and specifications in the possession of Assignor which were prepared in connection with any of the Property, all assignable licenses, permits and warranties now in effect with respect to the Property, all assignable written contracts and commitments, if any, described on Exhibit B attached hereto and made a part hereof, all assignable equipment leases and all rights of Assignor thereunder relating to equipment located on the Property which will survive the closing hereunder, but excluding cash on hand and in bank and escrow accounts, and further excluding any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the Property or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in accordance with that certain Purchase Agreement between Assignor, as seller, and Assignee, as purchaser, dated _______________, 20___, for the sale and purchase of the Property.

Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignee by reason of the failure of the undersigned prior to the date hereof to fulfill, perform, discharge and observe all of the various obligations, covenants, conditions and provisions with respect to the above-described property.

This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Intangible Property and Other Rights to be effective as of the ___ day of _______________ 20___.

BEHRINGER HARVARD _____________,
a _______________

By:
Name:
Title:

Exhibit F – Page 1

Exhibit 10.1

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment and Assumption of Intangible Property and Other Rights and agrees to become responsible for and assume, fulfill, perform, discharge and observe all obligations, covenants, conditions and provisions accruing or arising or required from and after the date hereof with respect to the above-described property, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of the undersigned from and after the date hereof to fulfill, perform, discharge and observe all of the various obligations, covenants, conditions and provisions with respect to the above-described property.

IN WITNESS WHEREOF, this Acceptance has been executed by Assignee to be effective as of the ___ day of _______________ 20___.

________________________________________,
a _______________________________________

By:
Name:
Title:

Exhibit F – Page 2

Exhibit 10.1

EXHIBIT G

NOTICE OF PURCHASE AND LEASE ASSIGNMENT TO TENANTS

_______________, 20___

[Name and Address of Tenant]

Re: Sale of ____________________

Gentlemen:

Please be advised that ____________________ (“Purchaser”) has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated _______________, 20___ (the “Lease”), from Behringer Harvard _____________ (“Behringer Harvard”), the previous owner thereof. In connection with such purchase, Behringer Harvard has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $_______________ (the “Security Deposit”) to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and Behringer Harvard being to relieve Behringer Harvard of any liability for the return of the Security Deposit.

All rental and other payments that become due subsequent to the date hereof should be payable to ____________________ and should be addressed as follows:

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to ____________________ at the address above.

Very truly yours,
____________________,
a ____________________

By:
Name:
Title:

BEHRINGER HARVARD _____________,
a _______________

By:
Name:
Title:

Exhibit G – Page 1

Exhibit 10.1

EXHIBIT H

FIRPTA AFFIDAVIT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a ____________________ corporation (Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by Behringer Harvard _____________, a _______________ (“Transferor”), the undersigned hereby certifies as follows:

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.           Transferor’s U.S. employer identification number is: #__________;

3.           Transferor’s office address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the ___ day of _______________ 20___.

BEHRINGER HARVARD _____________,
a _______________

By:
Name:
Title:

SWORN TO AND SUBSCRIBED BEFORE ME this ___ day of _______________ 20___.

Notary Public

Exhibit H – Page 1

Exhibit 10.1

EXHIBIT I

AGREEMENT REGARDING DISCLAIMERS

This Agreement Regarding Disclaimers (this “Agreement”) is made to be effective as of the ___ day of _______________ 20___, by ____________________, a ____________________ (“Purchaser”), for the benefit of Behringer Harvard _____________, a _______________ (“Seller”).

RECITALS

A.          Seller and Purchaser executed that certain Purchase Agreement (herein so called) dated to be effective as of the ___ day of _______________ 20___, regarding the sale and purchase of certain property more specifically described therein (the “Property”).

B.           The Purchase Agreement requires that at Closing (as defined in the Purchase Agreement) Purchaser and its counsel shall execute this Agreement;

NOW THEREFORE, Purchaser does hereby confirm and agree as follows:

1.           No Reliance. Purchaser acknowledges and agrees that Purchaser has had ample opportunity to review documents concerning the Property and to conduct physical inspections of the Property, including specifically, without limitation, inspections regarding the environmental condition of the Property, the structural condition of the Property, and the compliance of the Property with the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. Purchaser hereby represents, warrants and agrees that (a) Purchaser has examined the Property and is familiar with the physical condition thereof and has conducted such investigations of the Property (including without limitation the environmental condition thereof) as Purchaser has deemed necessary to satisfy itself as to the condition of the Property and the existence or nonexistence, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the Property, (b) except as expressly set forth in Section 5.1 of the Purchase Agreement, neither Seller nor Broker (as defined in the Purchase Agreement), nor any affiliate, agent, officer, employee or representative of any of the foregoing has made any verbal or written representations, warranties, promises or guarantees whatsoever to Purchaser, express or implied, and in particular, that no such representations, warranties, guarantees or promises have been made with respect to the physical condition, operation, or any other matter or thing affecting or related to the Property or the offering or sale of the Property, and (c) except as expressly set forth in Section 5.1 of the Purchase Agreement, Purchaser has not relied upon any representations, warranties, guarantees or promises or upon any statements made or any information provided concerning the Property provided or made by Seller or Broker, or their respective agents and representatives, and Purchaser has elected to purchase the Property after having made and relied solely on its own independent investigation, inspection, analysis, appraisal and evaluation of the Property and the facts and circumstances related thereto. Except as expressly set forth in Section 5.1 of the Purchase Agreement, without limiting the generality of the foregoing, Purchaser acknowledges and agrees that neither Seller nor Broker has any obligation to disclose to Purchaser, and shall have no liability for its failure to disclose to Purchaser, any information known to it relating to the Property. Purchaser acknowledges and agrees that all materials, data and information delivered to Purchaser by or through Seller or Broker in connection with the transaction contemplated herein have been provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

Exhibit I – Page 1

Exhibit 10.1

2.           Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THE PURCHASE AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THE PURCHASE AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT. OTHER THAN WITH RESPECT TO SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, BUT EXCLUDING ANY CLAIMS BY PURCHASER AGAINST SELLER ARISING UNDER APPLICABLE LAW BASED ON ANY THIRD PARTY CLAIMS ASSERTED AGAINST PURCHASER; PROVIDED; HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER UNDER SECTION 6.3 OF THE PURCHASE AGREEMENT.

Exhibit I – Page 2

Exhibit 10.1

3.           DTPA Waiver. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction. Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA. In furtherance of the foregoing, Seller and Purchaser agree as follows:

(a)           Purchaser represents that it is a business consumer and that it is acquiring the Property for commercial or business use. Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property). Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b)           Purchaser represents that it has been represented by legal counsel in seeking or acquiring the Property and that the transaction contemplated by the Purchase Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Concurrently with the execution of this Agreement, Purchaser shall cause its legal counsel to sign a copy of this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c)           Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property) whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

4.           Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Agreement shall survive Closing.

[Name of Purchaser]

By:
Name:
Title:

Exhibit I – Page 3

Exhibit 10.1

EXHIBIT J

TENANT ESTOPPEL CERTIFICATE
To:

Re:	Property Address: ____________________
Lease Date: _______________, 20___
Between ____________________, Landlord
and ____________________, Tenant
Square Footage Leased: __________
Suite No. __________
Floor __________

The undersigned Tenant under the above-referenced lease (“Lease”), certifies to ____________________ the following:

(1)           The above-described lease has not been canceled, modified, assigned, extended or amended except at follows: ____________________.

(2)           Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent, except $_______________ and the amount of security deposit is $_______________.

(3)           We took possession of the leased premises on _______________, 20___, and commenced to pay rent on _______________, 20___. Rent is currently payable in the amount of $_______________ monthly.

(4)           The Lease terminates on _______________, 20___, and we have the following renewal option(s): ____________________.

(5)           All work to be performed for us under the Lease has been performed as required and has been accepted by us, except ____________________.

(6)           The Lease is: (a) in full force and effect; (b) free from default; and (c) we have no claims against the Landlord or offsets against rent.

(7)           The undersigned has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the said Lease or of the rents received therein, except ____________________.

(8)           The undersigned has not assigned or sublet the said Lease nor does the undersigned hold the premises under assignment or sublease, except ____________________.

(9)           The base year for operating expenses and real estate taxes, as defined in the said lease is __________.

(10)         The undersigned has no other interest in any other part of the building of which the premises form a part or to any personal property appurtenant thereto or used in connection therewith except ____________________.

Exhibit J – Page 1

Exhibit 10.1

(11)         The undersigned has no right or option pursuant to the said lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

(12)         There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the leased premises and building.

(13)         The statements contained herein may be relied upon by the Landlord under the said Lease and by any prospective purchaser of the fee of the premises.

If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his name.

In any event, the undersigned individual is duly authorized to execute this certificate.

Dated this ___ day of _______________ 20___.

Tenant:

By

Exhibit J – Page 2

Exhibit 10.1

Schedule 1.1(c)

Personal Property

Location	Product Type	Vendor/Product name	Description	Quantity
BOM	Workstation	Steelcase	8' X 8' 3 Surface	1
BOM	Computer	IBM	Desktop	1
BOM	Chair	Adjustable	Maroon	1
BOM	Lateral File Cab		4 Drawer	1
BOM	Lateral File Cab	Steelcase	2 Drawer	2
BOM	Bookcase		4 shelf, Metal	1

C. ENG	Workstation	Steelcase	8' X 8' 3 surface	1
C. ENG	Chair	Adjustable	Multi-colored	1
C. ENG	Chair	Side	Mauve	2
C. ENG	Computer	Hewlitt Packard	Pavilion Laptop	1
C. ENG	Lateral File Cab	Steelcase	2 Drawer	2
C. ENG	Bookcase		4 shelf, Metal	1
C. ENG	Bookcase		4 shelf, Wood	1
C. ENG	Computer	Dell Optiplex GXI	Irrigation System
C. ENG	Phone System	Nortel Networks	Extension sets	2

C. ENG	Coat Rack		Wood	1
C. ENG	Phone		GE	1
C. ENG	Marker Board		3' x 4'	2

EMS	Workstation	Steelcase	8' X 8' 3 surface	1
EMS	Chair	Adjustable	Black	1
EMS	Chair		Mauve	1
EMS	Lateral File Cab	Steelcase	2 Drawer	2
EMS	Computer	Dell Optiplex 320	EMS System	1

EMS	Printer	Hewlitt Packard	DeskJet 6980	1
EMS	Printer	Notifier	Fire System Printer	1
EMS	Marker Board		3' x 4'	1

SHOP	Marker Board		8' X 3'	1
SHOP	Table		6' x 4' Wood	1
SHOP	Chairs		Folding Metal/Cloth	4
SHOP	Lateral File Cab	Steelcase	2 Drawer	2
SHOP	WorkSurface	Steelcase	6' x 1.5'	1
SHOP	Parts Bin Large		4 drawer, 24 compart.	1
SHOP	Bin Base		for Large Parts Bin	1
SHOP	Parts Bin Small		4 drawer, 18 compart.	1
SHOP	Table Vise		6" jaw, Rotating base

TOOL RM	Ladder		6', Fiberglass	5
TOOL RM	Ladder		8', Fiberglass	1
TOOL RM	Ladder		10', Fiberglass	1
TOOL RM	Pump Sprayer		2 gal. Plastic bottle	1
TOOL RM	Wrench set	Blackhawk	SAE, 11 pc	1
TOOL RM	Toner			1
TOOL RM	Circuit Tracer	Amprobe		1
TOOL RM	Dig. Multimeter	Meterman		1
TOOL RM	Amprobe	Fluke		1
TOOL RM	Tool BAG		Canvas Open Mouth	2

Schedule 1.1(c) – Page 1

Exhibit 10.1
Location	Product Type	Vendor/Product name	Description	Quantity
TOOL RM	Wrench	Crescent	10", Adjustable	2
TOOL RM	Wrench	Crescent	8", Adjustable	2
TOOL RM	Tape Measure	Lufkin	25 ft	2
TOOL RM	Pliers	Channel Lock	Tounge and Groove,	2
TOOL RM	Pliers	Channel Lock	Smooth Jaw	2
TOOL RM	Pliers	Klein	Diaganol cut	2
TOOL RM	Pliers	Klein	Linemans	2
TOOL RM	Spud wrench	Ridgid	12"	2
TOOL RM	Allen set	Westward	SAE	2
TOOL RM	Allen set	Westward	Metric	2
TOOL RM	Vice Grip set		3 piece	2
TOOL RM	Utility Knife	Stanley	Kwik change blade	2
TOOL RM	Nut Driver set	Klein	7 piece, SAE	2
TOOL RM	Screwdriver set	Stanley	8 Piece	2
TOOL RM	Screwdriver	Klein	10 in 1	2
TOOL RM	Level	Stanley	8", Aluminum	2
TOOL RM	Level	Johnson	24", Aluminum	1
TOOL RM	Cordless Tool Kit	Ryobi	Drill, light, saws, & vac	1
TOOL RM	Strap Wrench		Large, Rubber	1
TOOL RM	Pipe Wrench	Westward	24", Aluminum	1
TOOL RM	Pipe Wrench	Westward	18", Aluminum	2
TOOL RM	Pipe Wrench	Ridgid	18", Aluminum	1
TOOL RM	Hack Saw	Stanley		1
TOOL RM	Nail Bar	Stanley		1
TOOL RM	Pry Bar set			1
TOOL RM	Project Center	Westward	5 drawer bot tool chest	1
TOOL RM	Tool chest	Westward	7 drwr top tool chest	1
TOOL RM	Claw Hammer	Stanley	16 ounce	1
TOOL RM	Ballpien Hammer	Stanley	16 ounce	1
TOOL RM	Mallet	Stanley	21 ounce, Plastic	1
TOOL RM	Flashlight	Mag-lite	3 D cell	2
TOOL RM	Fish Tape	Greenlee	1/8" x 125'	1
TOOL RM	Ext. Cord		14 ga., 100ft	1
TOOL RM	Ext. Cord		14 ga., 50ft	2
TOOL RM	Water hose		Commercial, 50 ft	2
TOOL RM	Socket Set	Blackhawk	1/2" Drive, SAE	1
TOOL RM	Pin Punch Set	Proto	7 pc	1
TOOL RM	Tubing Cutter	Ridgid	1/8" - 1 1/8"	1
TOOL RM	Tubing Cutter	Ridgid	5/8" - 2 1/8"	1
TOOL RM	Drill Bit Index		29 Piece, 1/16" - 1/2"	1
TOOL RM	Hand Truck		2 wheel, 800 lb. cap	1
TOOL RM	Ice Scraper		7", long wood handle	1
TOOL RM	Drain Spade		14" shovel	1
TOOL RM	Drain Cleaning Gun	Ridgid	3 drum cables, 3/8"	1
TOOL RM	Engraver	Dremel		1
TOOL RM	Staple Gun	Stanley		1
TOOL RM	Hammer	Westward	3# Sledge	1
TOOL RM	Hammer	Jackson	8# Sledge	1
TOOL RM	Manifold Gauges			1
TOOL RM	Verticle File Stand	SAFCO	Bluepring Stand	2
TOOL RM	Print Clamps	SAFCO	36" Blueprint Hanging	4

Schedule 1.1(c) – Page 2

Exhibit 10.1
Location	Product Type	Vendor/Product name	Description	Quantity
TOOL RM	Blower	Minuteman	Carpet Dryer	1
TOOL RM	C Clamps	Westward	4 inch	2
TOOL RM	Magnahelic Gauge	Dwyer	with Case	1
TOOL RM	Hoist	Dayton	1 ton chain fall	1
TOOL RM	Straps		4 ft Nylon	2
TOOL RM	Air Tank	Dayton	Speed Aire 5 gal.	1
TOOL RM	Drain Machine	Ridgid	3/8' x 75'	1
TOOL RM	Storage Cabinet	Eagle	Flammable, 60 gal	1
TOOL RM	Ladder	Werner	4', Fiberglass	2
TOOL RM	Ladder	Werner	8', Fiberglass	2
TOOL RM	Amprobe	Fluke	Split jaw, 100 A	1
TOOL RM	Flaring Tool	Ridgid		1
TOOL RM	Gas Can		2 gal. Petro	1
TOOL RM	Gear Puller		3 jaw	1
TOOL RM	Drill Bit Set	Irwin	Spade Bits, 6 pc.	1
TOOL RM	Rubber Boots	Talon	Steel toe, sz 11 ,12	2
TOOL RM	Stencil Set	Hanson	Brass, 2"	1

GEN RM	Rotary Transfer Pump		Diesel Fuel pump	1

Deli	Deli Tables		Break Room Table	4
Deli	Deli Chairs		Stack Chairs	16

MGT Office	Furniture		Reception Desk	1
			U-shaped desks	3
			L-shaped Desk w/bridge	2
		Reason Guest	Side chairs	10
		Align	Task chairs w/arms	9
		Leverage	Workstations	2
		Willow Lounge	Lounge chairs	2
		Larson	Round end table	1
			Artwork	2
			2-drawer file cabinets	4
			Sofa table	1
	Phone system	Nortel Networks	Reception Set	1
			Extension sets	10

MGT Office	Conference Room		Conference table	1
			Buffet Credenza	1
		Glove	Conf chairs w/arms	10
			LG 50" flat screen TV	1

250 lobby	Furniture		Four chairs, 1 table
	Artwork		8' x 4' artwork	3
290 lobby	Furniture		Four chairs, 1 table
	Artwork		8' x 4' artwork	1

Fitness Ctr	Equipment, etc.	Furniture	Lounge chairs	5

Schedule 1.1(c) – Page 3

Exhibit 10.1
Location	Product Type	Vendor/Product name	Description	Quantity
			End tables	3
			Artwork	11
		Equipment	Treadmills	4
			Ellipticals	3
			Stationery bikes	4
			Weight machines	13
			Free weight benches	3
			Misc free weights

Security	Furniture		Task chairs	3
		Reason Guest	Side Chairs	2
	Phone system	Nortel Networks	Extension set	1

Schedule 1.1(c) – Page 4

Exhibit 10.1

Schedule 1.1(d)

Leases*

AVELO MORTGAGE, L.L.C.:
- Lease Agreement dated 2/6/2007 by and between Behringer Harvard 250/290 Carpenter LP as Landlord and Avelo Mortgage, L.L.C. as Tenant.
- First Amendment to Lease dated 6/9/2008 by and between Behringer Harvard 250/290 Carpenter LP as Landlord and Avelo Mortgage, L.L.C. as Tenant.
- Memorandum of Lease dated 2/6/2007 by and between Behringer Harvard 250/290 Carpenter LP as Landlord and Avelo Mortgage, L.L.C. as Tenant.

LITTON LOAN SERVICING LP (Permitted Transferee):
- Letter notice of sublease dated 10/27/2008 by and between Avelo Mortgage, L.L.C. as Sublandlord and Litton Loan Servicing LP as Subtenant and Permitted Transferee.

LETTER OF CREDIT:
- Letter of Credit dated 2/9/2007 issued by JPMorgan Chase at the request of Avelo Mortgage, L.L.C. as Tenant and in favor of Behringer Harvard 250/290 Carpenter LP as Landlord.

* Contains a listing of base lease documents excluding letter agreements.

Schedule 1.1(d) – Page 1

Exhibit 10.1

Schedule 1.1(e)

Contracts

Vendor:	Service:	Contract Execution Date:
Thyssen Krupp Elevator	Elevator Maintenance and Modification of existing cabs	12/21/10
ABM Facilities Services Company	Engineering Personnel	02/27/09
MITEC	Fire Protection and Inspection	09/07/10
Entech Sales & Service. Inc.	Generator maintenance	8/03/2010
Entech Sales & Service, Inc.	HVAC chiller Maintenance	Original 08/21/09: amended 11/03/10
Chem-Aqua, Inc.	HVAC water treatment	Original 5/20/2009; amended 11/09/10
Air Performance Service, Inc.	HVAC Flakt Fans / AHU	Original 6/9/2010: amended 11/01/10
Corporate Green, Inc.	Interior Plant Maintenance	Original 08/24/09; amended 10/29/10
United Building Maintenance (UBM)	Janitorial/Day Porter	Original 08/31/09: amended 11/04/10
Exceptional Landscape, Inc.	Exterior Landscaping	Original, 08/24/09: amended 11/04/10
C&D Commercial Services	Parking lot/garage sweeping	08/04/11
Terminex	Pest Control	N/A
ABM Security Services	Security Guard Personnel	10/29/2009
Skyline Building Services, Inc.	Window Washing	Original 11/16/09; amended 11/04/10
Community Waste Disposal (CWD)	Trash Removal	Original 03/18/09; amended 08/11/10
TW Telcom	Management Office Phones	N/A
Reliant Energy	Electricity contract	09/16/09

Schedule 1.1(e) – Page 1